Exhibit 99.1

Investor Relations Contact:	Media Contacts:
Melanie Mock (650) 316-6099 mmock@equinix.com	Maureen O’Brien (650) 316-6043 mobrien@equinix.com

FOR IMMEDIATE RELEASE

EQUINIX COMPLETES MERGER AND FINANCING TRANSACTIONS

Integration of i-STT and Pihana Pacific, Debt Retirement, Reverse Stock Split, and
$30 Million Cash Investment Approved by Equinix Stockholders

MOUNTAIN VIEW, CA, December 31, 2002 — Equinix, Inc. (Nasdaq: EQIX) today announced that it has completed the merger and financing transactions originally announced by the company in October. The issuance of shares in connection with the transactions was approved at a special meeting of Equinix stockholders yesterday in New York.

As a part of these transactions, Singapore Technologies Telemedia Pte Ltd (ST Telemedia), through its subsidiary STT Communications Ltd, has made a strategic investment in Equinix in the amount of $30 million. Equinix also announced today that it has merged the assets of i-STT, a wholly-owned Internet infrastructure services subsidiary of ST Telemedia into its business, and has completed the acquisition of Pihana Pacific, which included the contribution of more than $26 million of cash from Pihana’s balance sheet. Pihana Pacific is a leading provider of neutral Internet exchange data center services and managed e-infrastructure services in Asia-Pacific. By integrating i-STT and Pihana Pacific into its business, Equinix becomes the largest global network-neutral Internet exchange services company.

Equinix also announced the retirement of more than $116 million of its 13% Senior Notes, which leaves approximately $30 million Notes outstanding. As a result, Equinix has retired approximately 85% of its Senior Notes. In addition, the company has reduced its Senior Credit facility by $8.5 million to $91.5 million, renegotiated certain terms of the credit facility including the adjustment of the principal amortization schedule, and reset covenants based upon current market conditions for the remaining term of the facility.

As part of the transactions approved at the stockholders’ meeting held December 30, Equinix announced a one for 32 reverse stock split effective December 31, 2002. This action is directed at bringing the company’s stock price in compliance with Nasdaq initial listing requirements.

“The $30 million strategic investment from ST Telemedia, $26 million of cash from Pihana’s balance sheet, and the significant reduction of debt result in a strengthened balance sheet that provides Equinix with a solid financial base to build a profitable company for long-term growth and value,” said Peter Van Camp, CEO of Equinix. “Significantly, this merger uniquely positions Equinix to provide U.S. and Asia Pacific-based customers with a single-source solution for their Internet infrastructure and IT operations. Today, Equinix is the largest network-neutral Internet exchange services company internationally, offering customers comprehensive and seamless network exchange and IT infrastructure services in two of the most important markets in the world.”

In addition to the merger and financing transaction announcements, Equinix announced changes to the company’s board of directors. The board of directors has expanded to nine seats with the following new members: Lee Theng Kiat, President and CEO, Singapore Technologies Telemedia; Jean F.H.P. Mandeville, CFO, Singapore Technologies Telemedia and STT Communications; Steven Poy Eng, Program Manager, WAM!NET Government Services, Inc.; and Harry Hopper, Partner, Columbia Capital. Lee Theng Kiat has been named chairman of the board. Peter Van Camp, CEO, Equinix; Scott Kriens, President and CEO, Juniper Networks; Andy Rachleff, General Partner, Benchmark Capital; and Mike Volpi, SVP, Internet Switching & Services, Cisco Systems, remain on the board.

The company also announced the appointment of Phil Koen, President and COO of Equinix, to head of Asia Pacific, reporting to CEO Peter Van Camp. Mr. Koen will be based out of the company’s Asia Pacific regional headquarters in Singapore beginning January 2003.

About Equinix

Equinix is the leading international provider of core Internet exchange services that allow networks, Internet infrastructure companies, enterprises and content providers to grow, manage and control their network and Internet operations for unparalleled performance. Through the company’s 15 Internet Business Exchange™ (IBX®) centers in six countries, customers can directly interconnect with the providers that serve more than 90% of the world’s Internet networks and users for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

FORWARD LOOKING STATEMENTS

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Equinix’s business, operations and financial condition. Such forward-looking statements are subject to various known and unknown risks and uncertainties and Equinix cautions you that any forward-looking information provided by or on behalf of Equinix is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, including, but not limited to, costs related to the combination, the risk that the businesses of Equinix, Pihana Pacific and i-STT will not be integrated successfully or that Equinix will incur unanticipated costs of integration, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness and the loss or decline in business from our key customers. Investors and security holders are also directed to consider the other risks and uncertainties discussed in Equinix’s Securities and Exchange Commission (the “SEC”) filings. All such forward-looking statements are current only as of the date on which such statements were made. Equinix does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors and security holders of Equinix are urged to read the various filings that have been filed and will be filed with the SEC, including the proxy statement that was required to be filed with respect to the transactions described above, as the filings will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Equinix with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and and these other documents may also be obtained for free from Equinix.

In addition to the proxy statement, Equinix files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports statements or other information filed by Equinix at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Equinix’s filings with the SEC are also available to the public from commercial document-retrieval services and at the Web Site maintained by the SEC at http://www.sec.gov.